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EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Cimarex Energy Co. 401(k) Plan report of Cimarex Energy Co. (the "Company") on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard S. Dinkins, Director, Human Resources, and Plan Administrator of the Cimarex Energy Co. 401(k) Plan, and I, Paul Korus, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits and changes in net assets available for plan benefits of the Cimarex Energy Co. 401(k) Plan.

/ S / RICHARD S. DINKINS Richard S. Dinkins Director, Human Resources June 27, 2003
/ S / PAUL KORUS Paul Korus Chief Financial Officer June 27, 2003

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  EXHIBIT 99.1